                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Restrac, Inc.:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 9, 1996